Exhibit 10.2

DEMAND SECURED PROMISSORY NOTE

Tucker, Georgia

Date: June 25, 2008	$2,000,000.00

FOR VALUE RECEIVED, the undersigned promises to pay on demand to the order of Presidential Financial Corporation (hereinafter referred to as “Lender”) at the Lender’s main office in Tucker, Georgia; or at such other place as Lender may designate, the principal amount of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00), together with interest on said unpaid principal amount or on so much thereof as may from time to time be unpaid, at the rate of one percent (1%) per annum above the prime rate of interest quoted in The Wall Street Journal. The initial interest rate as of the date hereof being six percent (6%) and changes in such rate will be immediately effective upon a change in the prime rate of interest quoted in the Wall Street Journal; so long as any portion of this Note remains outstanding, such interest to be payable commencing on June 30, 2008; together with all costs of collection including reasonable attorney’s fees if collected by or through an attorney-at-law. The rate of interest charged to the undersigned hereunder, together with all amounts reserved, charged, or taken by Lender as compensation for fees, services, or expenses incidental to the making, negotiation, or collection of the loan evidenced hereby, shall in no event exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. If any sum is charged in excess of the applicable maximum rate, or in violation of any other usury statute of this state, Lender may reduce said charge in conformity therewith. If any sum is collected in excess of the applicable maximum rate, or in violation of any other usury statute of this state, the excess collected shall be applied to reduce the principal balance. All payments received will first be applied to interest and other charges due and owing to the Lender, and any remaining amount shall then be applied to principal.

THE INTEREST RATE ON THE PRINCIPAL INDEBTEDNESS EVIDENCED BY THIS NOTE, AS CALCULATED ON THE BASIS OF A 360-DAY YEAR, ANNUAL PERCENTAGE RATE, AND ASSUMING THAT INTEREST PAYMENTS ARE MADE WHEN DUE, IS ONE PERCENT (1%) AB0VE THE DAILY PRIME INTEREST RATE AS QUOTED IN THE WALL STREET JOURNAL. ALL OTHER FEES AND CHARGES PAID IN CONNECTION WITH THIS NOTE BY THE UNDERSIGNED TO THE LENDER ARE PAYMENTS FOR THE COST OF ORIGINATING, BOOKING, SERVICING AND MAINTAINING THE LOAN AND OTHER ADMINISTRATIVE COSTS AS SET FORTH IN O.C.G.A. SECTION 7-4-2(A)(1), AND DO NOT CONSTITUTE FEES FOR THE USE OF MONEY. INTEREST HEREIN SHALL BE COMPUTED, AND IS DUE AND PAYABLE ON THE FIFTEENTH (15th) AND LAST DAY OF EACH MONTH. THEREAFTER, ALL UNPAID INTEREST AND OTHER CHARGES PROVIDED FOR HEREIN, ARE DEEMED BY THE PARTIES TO BE PRINCIPAL PURSUANT TO O.C.G.A. SECTION 7-4-2(A)(3), AND SHALL BE CHARGED AS ADVANCES TO BORR0WER’S LOAN ACCOUNT WITH LENDER, BEARING INTEREST UPON THE SAME TERMS AS OTHER ADVANCES. BORROWER SPECIFICALLY AGREES, BY EXECUTION OF THIS NOTE, TO SAID TREATMENT OF ALL UNPAID INTEREST AND CHARGES AS PRINCIPAL ADVANCED UNDER THIS LOAN.

In addition to the interest provided for hereunder, the following service charge shall be earned by Lender and shall be payable by the undersigned to Lender:

A monthly service charge equal to zero point six percent (.6%) of the average daily outstanding balance during the month.

In the event of the declaration of a default by Lender, in lieu of the above interest and service charges, the outstanding loan will accrue interest at the rate of two percent (2%) per month.

The undersigned has entered into a Loan Agreement and Security Agreement (“Agreement”) of even date herewith, pursuant to which this Demand Secured Promissory Note has been made and delivered to Lender. Any act of default by the undersigned under said Agreement and any default by the undersigned under its obligations under said Agreement shall constitute a default under this Note. The undersigned and Lender contemplate that the original principal sum evidenced by this Note may be reduced from time to time and that additional loans may be made by Lender to the undersigned in the future. Such additional loans, as so designated shall be evidenced by this Note and subject to its terms; provided, however, that the principal amount evidenced by this Note shall not exceed the principal amount shown above. Upon payment in full by the undersigned, any then unearned service charges hereunder shall become earned by and due and payable to Lender.

The undersigned hereby waives demand, presentment, notice, protest and notice of dishonor. Lender shall not be deemed to waive or have waived any of its rights hereunder unless such waiver be in writing and signed by Lender, and no failure, delay or omission by Lender in exercising any of its rights shall operate as a waiver of such rights. A waiver by Lender in writing on one occasion shall not be construed as a consent to or a waiver of any right or remedy on any future occasion. The parties hereto agree that the venue for any and all actions, suits or other legal proceedings arising under or related to this Note or any agreement associated herewith shall lie in the appropriate state or federal court of competent jurisdiction located in DeKalb County, Georgia. The parties hereto hereby waive any objection to this choice of venue. The undersigned and the Lender hereby knowingly, voluntarily and intentionally waive the right either of them may have to a trial by jury in respect to any litigation based hereon, or arising out of, under or in connection with this Note and any other agreement contemplated to be executed in conjunction herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of either party. This provision is a materiel inducement for the Lender making the loan evidenced by the Note.

This instrument shall be governed by and interpreted in accordance with the laws of the State of Georgia. Time is of the essence of this Promissory Note.

The word “undersigned” as used herein shall include the plural, should more than one execute this Note; the masculine and feminine gender, regardless of the sex of the undersigned or any of them; partnerships, corporations, and other legal entities, should such an entity execute this Note; endorsers, guarantors and sureties, unless by the express terms of the endorsement or guarantee, an obligation of the undersigned is limited or varied; and the heirs, legal representatives, successors and assigns of the undersigned. The word “Lender” as used herein shall when the circumstances or context requires, include the plural and the successors and assigns of Lender.

IN WITNESS WHEREOF, the undersigned has caused this Demand Secured Promissory Note to be duly executed and its seal to be affixed by its duly authorized officers, or has signed and sealed this Note as the case may be, and has delivered this Note to Lender, the day and year first above written.

Action Products International, Inc.

By:	/s/ Robert Burrows
CFO/Secretary

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